Exhibit 24.1

POWER OF ATTORNEY

BE IT KNOWN that the undersigned, Pemex Project Funding Master Trust, a Delaware statutory trust (“Trust”), created pursuant to the terms of that certain Trust Agreement dated as of November 10, 1998, as amended by Amendment No. 1 thereto dated as of November 17, 2004, and Amendment No. 2 thereto dated as of December 22, 2004 (as amended, the “Trust Agreement”), among The Bank of New York, as Managing Trustee, The Bank of New York (Delaware), as Delaware Trustee, and Petroleos Mexicanos (“Pemex”), as Sole Beneficiary, domiciled in Wilmington, Delaware, fully empowered for this purpose, do hereby grant to each of Juan José Suárez Coppel, Chief Financial Officer of Pemex and Mauricio Alazraki, Associate Managing Director of Finance of Pemex, acting individually, a full and sufficient power of attorney to execute and file, on behalf of the Trust, the registration statement on Form F-4 and related amendments thereto relating to the Trust’s U.S. $91,647,000 9.00% Guaranteed Notes due 2007, U.S. $200,381,000 8.85% Guaranteed Notes due 2007, U.S. $159,229,000 9 3/8% Guaranteed Notes due 2008, U.S. $25,780,000 9¼% Guaranteed Bonds due 2018, U.S. $21,265,000 8.625% Guaranteed Bonds due 2023, U.S. $45,523,000 9.50% Guaranteed Bonds due 2027 and U.S. $96,254,000 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027, with the United States Securities and Exchange Commission and take all incidental or ancillary steps before the Commission, with power also to appoint a substitute hereunder, and again to revoke such substituted power.

Done and signed at The Bank of New York, 101 Barclay Street, 21W, New York, NY 10286, on this 26th day of July 2005.

PEMEX PROJECT FUNDING MASTER TRUST
By:	The Bank of New York,
not in its individual capacity but solely as Managing Trustee

By:	/s/ Marion Zinowski
Name:	Marion Zinowski
Title:	Vice President

STATE OF New York)
: ss.:
COUNTY OF New York)

On this 26th day of July, in the year 2005, before me personally came Marion Zinowski to me known, who being by me duly sworn, did depose and say that she is the Vice President of The Bank of New York, the bank described in and which executed the foregoing instrument as Managing Trustee and on behalf of Pemex Project Funding Master Trust.

/s/ Vanessa Mack Notary Public

Vanessa Mack
Notary Public, State of New York
No. 01MA6030711
Qualified in Kings County
Commission Expires 2005

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